SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 4, 2004

METROPOLITAN MORTGAGE & SECURITIES CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Washington	1-15595	91-0609840
(STATE OR OTHER JURISDICTION OF INCORPORATION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

601 West First Avenue, Department 115000, Spokane, Washington (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	99201 (ZIP CODE)

(800) 541-0828
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 3. Bankruptcy or Receivership
ITEM 7. Financial Statements and Exhibits
ITEM 9. Regulation FD Disclosure
Media Questions and Answers
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 3. Bankruptcy or Receivership

On February 4, 2004, Metropolitan Mortgage & Securities Co., Inc. (“Metropolitan”) and an affiliated company, Summit Securities, Inc. (“Summit”) (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Washington (the “Bankruptcy Court”) (Debtors’ cases to be jointly administered under Case No. 04-00757). Simultaneous with this filing, Metropolitan Investment Services, Inc., a subsidiary of Summit, filed a voluntary petition for liquidation under Chapter 7 of the Bankruptcy Code (Case No. 04-00756). The Debtors insurance company subsidiaries, Western United Life Assurance Company, Old Standard Life Insurance Company and Old West Annuity & Life Insurance Company, were not included in the bankruptcy filings and will continue to operate under the close supervision of state insurance regulatory authorities for the benefit of their respective policyholders and annuitants.

The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On February 4, 2004, the Debtors issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

ITEM 7. Financial Statements and Exhibits

Exhibit No	Document Description

99.1	Press Release dated February 4, 2004

ITEM 9. Regulation FD Disclosure

On February 4, 2004, Registrant and Summit Securities, Inc. held a joint press conference relating to their announced filing of voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. In connection with that press conference, the Registrant provided members of the media with the following materials, which the Registrant hereby furnishes pursuant to Regulation FD:

Media Questions and Answers

1. Why is Metropolitan Mortgage filing for Chapter 11 Bankruptcy?

A—We are filing to permit the two firms to have the opportunity to reorganize their business through a “debt for equity plan” which will provide the companies’ creditors with substantially all of the ownership of the reorganized entity and afford the holders of the firms’ debentures an opportunity to recoup some of their investment. We want to satisfy our obligations to our bondholders and creditors to the maximum extent possible. This reorganization will afford us the opportunity to regain our financial health and allow the business to operate with the highest level of integrity. We hope to implement a consensual plan with our creditors to protect and preserve the value of the companies operations and assets. And keep in mind this is a voluntary action on our part.

2. Is Metropolitan Mortgage going out of business?

A—Metropolitan and Summit are staying in business. The purpose of chapter 11 is to preserve and strengthen our business so that we can compete successfully in the future. We plan to do that.

3. Your release says that your insurance companies are not part of the filing. Why?

A.-— The bankruptcy filing did not include the insurance companies, and they will continue business as usual. The insurance company subsidiaries are distinct legal entities and each remains subject to the jurisdiction of state insurance regulators charged with protecting the interests of policyholders and claimants in all states and territories. The insurance companies remain committed to working with these state regulators to closely monitor the financial condition of the insurance companies.

4. What happens during a Chapter 11 process?

A—The Chapter 11 filing triggers a “stay” that prevents anyone from collecting debts owed by the company while the company goes through the reorganization. Such filings in and of themselves are costly but our firms have the cash to cover these costs.

We will file a Plan of Reorganization and a Disclosure Statement with the court as soon as on-going discussions and negotiations with bondholders are completed. Amendments to such a plan may be filed as we go through this process.

The outline of this plan will be presented to the affected creditors within approximately 30 days at a site to be determined here in Spokane. The Disclosure Statement will explain the plan in detail and provide information about the companies and their long-range business plans. Creditors will have the opportunity to vote whether to approve the plan. If approved by our creditors, the plan will be submitted to the Bankruptcy Court for approval.

5. Will the current management team remain in place?

A—This voluntary filing is considered a “debtor in possession” filing which among other things means the current management team remains in place subject to Bankruptcy Court supervision..

6. What led to the decision to file?

A—A convergence of factors from management decisions to switch loan emphasis from residential loans to commercial loans to a protracted review of the companies registration statements for its securities offerings by the Securities and Exchange Commission which prevented us from continuing to operate normally. These factors converged in a manner that quickly constrained management’s options to proceed without undertaking a voluntary bankruptcy and reorganizing the business.

7. How long will the bankruptcy process take?

A—It depends on a variety of variables many of which are beyond our control. We expect that it may take up to a year for the companies to emerge from this process.

8. What do you say to your many investors, especially your debenture holders?

A—We say we are sincerely sorry for the anguish and uncertainty past actions have caused but that this plan for reorganization will hopefully restore their faith in the integrity of the company, its financial soundness, and the security of the debenture holders investments.

9. How safe is people’s money?

A—Our plan to reorganize through a “debt for equity” arrangement should provide the basis for people to recoup some of the value they paid for their debentures. The intent is to establish a trading market for the securities, Thus, by owning the reorganized company through stock the investors may have a direct say in the future of their investment.

10.	How safe are annuities?

A—Annuities are offered through the insurance companies. We believe the insurance companies have sufficient liquidity and capital to meet their obligations. In addition, those with annuities should recognize their investment is protected through a guaranteed fund overseen by each state’s (Washington, Idaho and Arizona) Insurance Commissioner.

11.	Are the insurance companies solvent?

A—The three insurance companies are liquid and solid.

12.	What are the current assets and liabilities of the company?

A—As you know our auditors, Ernst and Young, resigned two weeks ago. Absent having an accounting firm to verify our response to a question like that, it is inappropriate to respond. Suffice it to say we have sufficient cash flow to handle the expenses entailed in the filing and to keep operating on a day-to-day basis while going through the restructuring.

13.	Who will manage the company during the bankruptcy process?

A—The first among equals will be the Chief Financial Officer for both firms and the President of Summit, William Smith, assisted by the President and Chief Executive Officer of Metropolitan, Irv Marcus. In addition, the Board of Directors for each company will continue to operate. Finally, the bankruptcy process itself results in the bankruptcy court having an oversight role in the operation of the companies.

14.	Who will manage the company after the bankruptcy process is completed?

A—That will be determined by the equity-holders in the reorganized company. Assuming the proposed debt-for-equity plan is approved, that means the current bondholders will have a significant amount of control following the bankruptcy.

15.	Your proposed reorganization plan calls for Metropolitan and Summit to be merged. How soon will that occur?

A—Both firms, as sister companies, are filing bankruptcy. Part of the proposed plan for reorganization is for the firms to be merged with a new single identity to be established. As you may know, almost all service personnel for both firms are housed under Metropolitan. We hope to obtain approval of the plan and implement it as soon as the Bankruptcy Court and the bondholders will permit.

16.	What is the current role of Paul Sandifur, Jr. in the company?

A—He has resigned all of his management positions and currently serves as a member of the board of directors for Metropolitan.

17.	How many employees currently work at Met and do you anticipate additional layoffs?

A—Approximately 263 employees work at Met, Summit and their subsidiaries. We do anticipate some additional layoffs as the companies work through the bankruptcy process.

18.	Do the creditor groups approve the bankruptcy plan?

A—Yes, they have to agree to it.

19.	Do you have enough cash for restructuring. Where does this cash come from?

A—The companies have been in negotiation with several lenders regarding obtaining up to $25 million in so-called “debtor-in-possession” financing to fund operations during the reorganization process. This post-

petition financing ensures that we will have adequate resources to buy good and services and fulfill their obligations to employees during the bankruptcy.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ William A. Smith

William A. Smith, Chief Financial Officer

Dated: February 5, 2004

EXHIBIT INDEX

Exhibit No	Document Description

99.1	Press Release dated February 4, 2004